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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2001

G&K Services, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-4063 (Commission File Number)	41-0449530 (IRS Employer Identification No.)
5995 Opus Parkway, Suite 500 Minnetonka, Minnesota (Address of principal executive offices)		55343 (Zip Code)

Registrant's telephone number, including area code: (952) 912-5500

(Former name or former address, if changed since last report)

Item 5. Other Events.

    On August 30, 2001, the Board of Directors of G&K Services, Inc. (the "Company") declared a dividend of one Right (a "Right") for each outstanding share of the Company's Class A Common Stock and Class B Common Stock, each with a par value of $.50 per share (collectively referred to herein as the "Common Stock"), to the stockholders of record at the close of business on September 21, 2001 (the "Record Date").

    Initially, the Rights will be attached implicitly to all Class A and Class B Common Stock certificates representing shares then outstanding, and no separate Right certificates will be distributed. Except as set forth below, each Right attached to shares of the Company's Class A Common Stock (the "Class A Rights") entitles the registered holder thereof to purchase from the Company one share of Class A Common Stock at a price of $130.00 per share (the "Purchase Price"), subject to adjustment. Similarly, each Right attached to shares of the Company's Class B Common Stock (the "Class B Rights") entitles the registered holder thereof to purchase from the Company one share of Class B Common Stock at the Purchase Price, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of September 17, 2001 (the "Rights Agreement") between the Company and Wells Fargo Bank Minnesota, National Association, as Rights Agent.

    The Rights will separate from the shares of Class A and Class B Common Stock to which they are attached, and a Distribution Date (as defined below) for the Rights will occur upon the earlier of: (i) the first date of public announcement that a person or group of affiliated or associated persons has become an "Acquiring Person" (i.e., has become, subject to certain exceptions, the beneficial owner of voting securities having 15% or more of the then voting power of the Company without the prior approval of a majority of the Board of Directors) (such date is referred to herein as a "Stock Acquisition Date") and (ii) the 10th day following the commencement or public announcement of a tender offer or exchange offer, the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, an Acquiring Person (or such later date as may be determined by the Board of Directors of the Company prior to a person or group of affiliated or associated persons becoming an Acquiring Person) (the earlier of such dates being called the "Distribution Date").

    Until the Distribution Date (or the earlier redemption or expiration of the Rights), the Rights will be transferred with and only with certificates representing shares of the Company's Class A and Class B Common Stock and any new certificates representing such shares issued after the Record Date (either upon transfer or new issuance of the such common shares) will contain a notation incorporating by reference the Rights Agreement. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates representing shares of Class A or Class B Common Stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of shares of Class A and Class B Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights. The Rights are not exercisable until the Distribution Date.

    In the event that any person becomes an Acquiring Person, each Class A Right (except with respect to Rights held by the Acquiring Person, its affiliates and associates and certain transferees of the Acquiring Person or such affiliates or associates) will entitle the holder thereof (subject to possible suspensions provided for in the Rights Agreement) to receive that number of shares of Class A Common Stock having a value equal to twice the Purchase Price. Likewise, each Class B Right (except with respect to Rights held by the Acquiring Person, its affiliates and associates and certain transferees of the Acquiring Person or such affiliates or associates) will entitle the holder thereof to receive that number of shares of Class B Common Stock having a value equal to twice the Purchase Price (in such event, the right to acquire such amount of Class A and Class B Common Stock is referred to as a "Flip-In Right"). A majority of the Board of Directors (as determined in its discretion by the vote of a majority of the directors then in office) may elect to distribute cash, other securities or other property in lieu of shares of Class A and Class B Common Stock to the Right holders upon the exercise of their Rights following any such event.

    In the event that, at any time following a Stock Acquisition Date, the Company is acquired in a merger or other business combination transaction where the Company is not the surviving corporation or in the event that 50% or more of its assets or earning power is sold, proper provision shall be made so that each holder of a Right will thereafter have the right (in lieu of the Flip-In Right) to receive, upon the exercise thereof at the then current Purchase Price of the Right, common stock of the acquiring entity which has a value equal to twice the purchase price of the Right (such right being called a "Flip-Over Right"). Upon the occurrence of any of the events giving rise to the exercisability of the Flip-In Right, any Rights that are or were at any time owned by an Acquiring Person engaging in any of such transactions or receiving the benefits thereof on or after the time the Acquiring Person became such shall become null and void.

    For example, at a purchase price of $130 per Right, and assuming a current market price of $30 per share, if (i) any person becomes an Acquiring Person or (ii) the Company is the surviving corporation in a merger with an Acquiring Person in which the Class A and Class B Common Stock is not converted or exchanged, each Right other than a Right owned by the Acquiring Person would entitle its holder to purchase $260 worth of Class A Common Stock or Class B Common Stock, as applicable, for $130. If, following the Distribution Date, there occurs (i) a business combination with another entity in which the Company's Class A and Class B Common Stock is converted or exchanged, or (ii) a sale of 50% or more of the Company's assets or earning power, each Right would entitle its holder to purchase $260 worth of the acquiring entity's stock for $130.

    The Purchase Price payable, and the number of shares of Class A or Class B Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

    At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Board of Directors. Additionally, the Board of Directors may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that (a) the redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person, or (b) an Acquiring Person has reduced his beneficial ownership to less than 5% of the then voting power of the Company and there exists no other Acquiring Person at the time of the redemption. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    Additionally, the Board of Directors (as evidenced by the vote of a majority of the directors then in office) may also, at any time from and after a person has become an Acquiring Person, exchange one share of Class A Common Stock or Class B Common Stock, as applicable, for each Right held by a shareholder other than the Acquiring Person during such time as the Acquiring Person holds between 15% and 50% of the voting power of the Company.

    Until a Right is exercised, it will not entitle the holder to any rights as a stockholder of the Company (other than those as an existing stockholder), including, without limitation, the right to vote or to receive dividends.

    The terms of the Rights may be amended by the Board of Directors of the Company in any manner prior to a person becoming an Acquiring Person, and may thereafter amend the terms of the Rights to cure any ambiguity, to correct or supplement any provision of the Rights Agreement which may be defective or inconsistent with any other provisions, or in any manner not adversely affecting the interests of the holders of the Rights.

    The Rights will expire on September 16, 2011, unless earlier redeemed by the Company pursuant to the Rights Agreement.

    The foregoing description is qualified in its entirety by reference to the Rights Agreement, which is attached hereto as Exhibit 4.1.

    The Registrant's Press Release dated September 18, 2001, which is filed as Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.
4.1	Rights Agreement, dated as of September 17, 2001, between G&K Services, Inc. and Wells Fargo Bank Minnesota, National Association, as Rights Agent.
99.1	Press Release dated September 18, 2001.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G&K SERVICES, INC. (Registrant)
Date: September 19, 2001	By:	/s/ JEFFREY L. WRIGHT Jeffrey L. Wright Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Rights Agreement, dated as of September 17, 2001, between G&K Services, Inc. and Wells Fargo Bank Minnesota, National Association, as Rights Agent.
99.1	Press Release dated September 18, 2001

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  Item 5. Other Events.
  Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.